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                                                                    EXHIBIT 11.1

                                  PROXIM, INC.

                       COMPUTATION OF NET INCOME PER SHARE
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


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
                                                                        THREE MONTHS ENDED                NINE MONTHS ENDED
                                                                     ------------------------          ------------------------
                                                                            SEPTEMBER 30,                   SEPTEMBER 30,
                                                                     ------------------------          ------------------------
                                                                       1997            1996              1997            1996
                                                                     -------          -------          -------          -------
Net income ................................................          $   148          $ 1,436          $ 3,537          $ 3,361
                                                                     -------          -------          -------          -------
Weighted average shares outstanding:
Common Stock ..............................................           10,122            9,145           10,005            8,029
Common Stock issuable upon exercise of options and
warrants ..................................................              519              916              544              892
                                                                     -------          -------          -------          -------
Weighted average common shares and equivalents ............           10,641           10,061           10,549            8,921
                                                                     -------          -------          -------          -------
Net income per share.......................................          $  0.01          $  0.14          $  0.34          $  0.38
                                                                     -------          -------          -------          -------
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